UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2006

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive
Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03.           Material Modification to Rights of Security Holders.

On March 14, 2006, Copart, Inc. (the “Company”) entered into an amendment to its Preferred Stock Rights Agreement dated March 6, 2003 with Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) to amend the exercise price of a right to purchase one-one thousandth of a share of its Series A Participating Preferred Stock to $120.48 per one-one thousandth of a share, and to make certain conforming changes related to the change in exercise price.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

4.1

Preferred Stock Rights Agreement, dated as of March 6, 2003, between the Company and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively.(1)

4.2	Amendment to Preferred Stock Rights Agreement, dated as of March 14, 2006(2)

(1)       Incorporated by reference from exhibit to registrant’s Form 8-A12/G filed with the Securities and Exchange Commission on March 11, 2003.

(2)       Incorporated by reference from exhibit to registrant’s Form 8-A/A filed with the Securities and Exchange Commission on March 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ William E. Franklin
William E. Franklin
Senior Vice President and
Chief Financial Officer

Date:  March 15, 2006

Exhibit Index

Exhibit Number	Description

4.1

Preferred Stock Rights Agreement, dated as of March 6, 2003, between the Company and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), including the Certificate of Determination, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively.(1)

4.2	Amendment to Preferred Stock Rights Agreement, dated as of March 14, 2006(2)

(1)       Incorporated by reference from exhibit to registrant’s Form 8-A12/G filed with the Securities and Exchange Commission on March 11, 2003.

(2)       Incorporated by reference from exhibit to registrant’s Form 8-A/A filed with the Securities and Exchange Commission on March 15, 2006.